Exhibit 99.4

Green Mountain Coffee Roasters, Inc.

Index to Pro Forma Consolidated Financial Statements (Unaudited)

Page
Pro Forma Consolidated Financial Statements:

Introduction to Pro Forma Consolidated Financial Statement Information (Unaudited)	2

Pro Forma Consolidated Balance Sheet as of June 27, 2009 (Unaudited)	3

Pro Forma Consolidated Statement of Operations (Unaudited)	4

For the Thirty-Nine Weeks ended June 27, 2009

Pro Forma Consolidated Statement of Operations (Unaudited)	5

For the Fifty-Two Weeks ended September 27, 2008

Notes to Pro Forma Consolidated Financial Statements (Unaudited)	6

Green Mountain Coffee Roasters, Inc.

Introduction to Pro Forma Consolidated Financial Statements (Unaudited)

The following unaudited pro forma consolidated financial statements reflect the acquisition of the wholesale coffee and beverage business of Timothy’s Coffees of the World Inc. (“Timothy’s”). On November 13, 2009, Green Mountain Coffee Roasters, Inc. (“GMCR”) entered into a Share Purchase Agreement to acquire all of Timothy’s issued and outstanding stock for a purchase price of $156,274,000, in U.S. dollars. The transaction was financed using existing cash which was provided by GMCR’s equity offering on August 12, 2009. The purchase price is subject to a working capital adjustment and certain other adjustments to be settled within 120 days of the closing. The acquisition includes the Timothy’s World Coffee brand and wholesale business and does not include the retail business which was sold by Timothy’s prior to this acquisition. Timothy’s will be maintained as a wholly-owned Canadian subsidiary, with operations integrated into GMCR’s Specialty Coffee Business Unit segment.

The unaudited pro forma consolidated balance sheet presents the historical financial position of GMCR as though the acquisition was consummated on June 27, 2009, the end of GMCR’s third fiscal quarter. The unaudited pro forma consolidated statements of operations present the historical results of operations of GMCR for the thirty-nine weeks ended June 27, 2009, and the fifty-two weeks ended September 27, 2008, with pro forma adjustments as though the acquisition was consummated on September 30, 2007, the beginning of GMCR’s 2008 fiscal year. The pro forma adjustments to the unaudited pro forma consolidated financial statements give effect to events that are directly attributable to the transaction and factually supportable.

The unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting. Under the acquisition method, the total estimated purchase price is calculated as described in the notes to these pro forma consolidated financial statements. The assets acquired and the liabilities assumed have been measured based on various preliminary estimates that are based on key assumptions of the acquisition, including prior acquisition experience, benchmarking of similar acquisitions and historical data. Because these pro forma consolidated financial statements have been prepared based on preliminary estimates, the actual amounts recorded for the acquisition may differ from the information presented. The differences that will occur between the preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated financial statements were prepared using GMCR’s historical financial statements. These unaudited pro forma consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included on GMCR’s 2009 Annual Report on Form 10-K, the Quarterly Report on Form 10-Q for the thirty-nine weeks ended June 27, 2009, and the 2008 Annual Report on Form 10-K. In addition, the unaudited pro forma consolidated balance sheet and statement of operations ending June 27, 2009 were prepared using Timothy’s balance sheet and statements of operations for the thirty-nine weeks ending July 26, 2009. The unaudited pro forma consolidated statement of operations ending September 27, 2008 was prepared using Timothy’s statements of operations for the fifty-two weeks ending July 27, 2008.

The unaudited pro forma consolidated financial statements presented are for informational purposes only and do not purport to represent what GMCR’s financial position or results of operations as of the date or for the periods presented would have been had the acquisition occurred on such date. The determination of the final allocation of the purchase price has not been completed. Accordingly, the purchase accounting adjustments made in the preparation of the unaudited pro forma consolidated financial statements are preliminary and subject to adjustment.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Pro Forma Consolidated Balance Sheet

(Dollars in thousands)

Unaudited

	June 27, 2009
		(A)	(A)	(A)	(B)
	GMCR	Timothy’s Consolidated	Timothy’s Retail	Timothy’s Wholesale	Equity Offering Pro Forma Adjustments	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$4,100	$1,923	$1,247	$676	$319,793	$(154,742)	(C)	$169,827
Restricted cash and cash equivalents	161	—	—	—	—	—		161
Short-term investments	—	—	—	—	50,000	—		50,000
Receivables, less uncollectible accounts and return allowances of $4,662	68,458	6,861	731	6,130	—	(3,719)	(D)	70,869
Income tax receivable	285	—	—	—	—	—		285
Inventories	103,238	7,329	180	7,149	—	874	(E)	111,261
Other current assets	4,725	801	29	772	—	(634)	(K)	4,863
Deferred income taxes, net	9,967	—	—	—	—	—		9,967

Total current assets	190,934	16,914	2,187	14,727	369,793	(158,221)		417,233
Fixed assets, net	117,054	8,695	1,288	7,407	—	(1,107)	(G)	123,354
Intangibles, net	37,935	33,050	7,374	25,676	—	72,624	(H)	136,235
Goodwill	99,558	17,730	—	17,730	—	53,584	(H)	170,872
Other long-term assets	4,114	1,702	135	1,567	—	(1,567)	(I)	4,114

Total assets	$449,595	$78,091	$10,984	$67,107	$369,793	$(34,687)		$851,808

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$37	$722	$—	$722	$—	$(722)	(I)	$37
Accounts payable	61,491	5,960	438	5,522	—	(2,597)	(D)	64,416
Accrued compensation costs	15,687	621	—	621	—	1,000	(J)	17,308
Accrued expenses	20,654	2,949	2,394	555	—	45	(J)	21,254
Other short-term liabilities	3,441	—	—	—	—	—		3,441

Total current liabilities	101,310	10,252	2,832	7,420	—	(2,274)		106,456
Long-term debt	126,018	37,468	—	37,468	—	(37,468)	(I)	126,018
Deferred income taxes, net	22,696	7,711	—	7,711	—	19,563	(H)	49,970
Other long-term liabilities	—	611	—	611	—	(611)	(K)	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.10 par value: Authorized - 1,000,000 shares; No shares issued or outstanding	—	—	—	—	—	—		—
Common stock, $0.10 par value: Authorized - 60,000,000 shares; Issued - 42,904,827 shares	4,290	19,569	8,638	10,931	54	(10,931)	(L)	4,344
Additional paid-in capital	82,069	731	—	731	362,403	(731)	(L)	444,472
Retained earnings	122,787	2,432	11	2,421	—	(2,421)	(L)	122,787
Accumulated other comprehensive loss	(2,078)	(683)	(497)	(186)	—	186	(I)	(2,078)
ESOP unallocated shares, at cost - 27,194 shares	(161)	—	—	—	—	—		(161)
Treasury shares, at cost - 5,208,993 shares	(7,336)	—	—	—	7,336	—		—

Total stockholders’ equity	199,571	22,049	8,152	13,897	369,793	(13,897)		569,364

Total liabilities and stockholders’ equity	$449,595	$78,091	$10,984	$67,107	$369,793	$(34,687)		$851,808

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Pro Forma Consolidated Statement of Operations

(Dollars in thousands except per share data)

Unaudited

	Thirty-nine weeks ended June 27, 2009
		(A)	(A)	(A)
	GMCR	Timothy’s Combined	Timothy’s Retail	Timothy’s Wholesale	Pro Forma Adjustments		Pro Forma
Net sales	$580,841	$51,846	$4,878	$46,968	$(25,618)	(M)	$602,191
Cost of sales	401,428	36,635	2,193	34,442	(24,912)	(F)(G)(N)	410,958

Gross profit	179,413	15,211	2,685	12,526	(706)		191,233
Selling and operating expenses	92,873	4,831	2,857	1,974	—		94,847
General and administrative expenses	16,165	7,318	2,740	4,578	3,187	(G)(H)	23,930
Franchise royalties	—	(2,916)	(2,916)	—	—		—

Operating income	70,375	5,978	4	5,974	(3,893)		72,456
Other income (expense)	(323)	48	(35)	83	(634)	(K)	(874)
Interest expense	(3,494)	(2,481)	(1)	(2,480)	2,480	(I)	(3,494)

Income before income taxes	66,558	3,545	(32)	3,577	(2,047)		68,088
Income tax expense	(25,051)	(963)	9	(972)	826	(O)	(25,197)

Net income	$41,507	$2,582	$(23)	$2,605	$(1,221)		$42,891

Basic income per share:
Weighted average shares outstanding	37,132,434				2,406,126	(P)	39,538,560
Net income	$1.12						$1.08
Diluted income per share:
Weighted average shares outstanding	39,106,086				2,406,126	(P)	41,512,212
Net income	$1.06						$1.03

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Pro Forma Consolidated Statement of Operations

(Dollars in thousands except per share data)

Unaudited

	Fifty-two weeks ended September 27, 2008
		(A)	(A)	(A)
	GMCR	Timothy’s Consolidated	Timothy’s Retail	Timothy’s Wholesale	Pro Forma Adjustments		Pro Forma
Net sales	$500,277	$48,411	$6,029	$42,382	$(16,038)	(M)	$526,621
Cost of sales	323,372	34,103	2,749	31,354	(15,357)	(F)(G)(N)	339,369

Gross profit	176,905	14,308	3,280	11,028	(681)		187,252
Selling and operating expenses	92,182	5,675	3,342	2,333	—		94,515
General and administrative expenses	42,311	6,321	3,556	2,765	5,730	(G)(H)	50,806
Franchise royalties	—	(5,031)	(5,031)	—	—		—

Operating income	42,412	7,343	1,413	5,930	(6,411)		41,931
Other income (expense)	(235)	316	173	143	(142)	(K)	(234)
Interest expense	(5,705)	(1,176)	36	(1,212)	1,212	(I)	(5,705)

Income before income taxes	36,472	6,483	1,622	4,861	(5,341)		35,992
Income tax expense	(14,173)	(1,886)	(470)	(1,416)	2,155	(O)	(13,434)

Net income	$22,299	$4,597	$1,152	$3,445	$(3,186)		$22,558

Basic income per share:
Weighted average shares outstanding	35,924,697				2,406,126	(P)	38,330,823
Net income	$0.62						$0.59
Diluted income per share:
Weighted average shares outstanding	38,347,170				2,406,126	(P)	40,753,296
Net income	$0.58						$0.55

Green Mountain Coffee Roasters, Inc.

Notes to Pro Forma Consolidated Financial Statements (Unaudited)

The unaudited pro forma consolidated balance sheet includes the financial position of GMCR as of June 27, 2009 and Timothy’s as of July 26, 2009. The unaudited pro forma consolidated statement of operations for the thirty-nine weeks ended June 27, 2009, includes the thirty-nine weeks ended June 27, 2009 for GMCR and the thirty-nine weeks ended July 26, 2009 for Timothy’s. The unaudited pro forma consolidated statement of operations for the fifty-two weeks ended September 27, 2008 includes the fifty-two weeks ended September 27, 2008 for GMCR and the fifty-two weeks ended July 27, 2008 for Timothy’s.

As noted in the introduction, the determination of the final allocation of the purchase price has not been completed. GMCR is in the process of evaluating the fair value of Timothy’s assets acquired and liabilities assumed and may make adjustments to the allocation of the purchase price as required. Accordingly, the purchase accounting adjustments made in the preparation of the pro forma consolidated financial statements are preliminary and subject to adjustment.

The total purchase price of the acquisition was $156,274,000, of which $154,742,000 was cash consideration and $1,532,000 of assumed liabilities. The allocation of the preliminary purchase price based on fair value of the acquired assets less liabilities assumed as of November 13, 2009, the date of the acquisition, is as follows:

Cash	$36,000
Accounts receivable	8,640,000
Inventory	6,910,000
Prepaid assets	94,000
Fixed assets	7,631,000
Intangibles	98,300,000
Goodwill	76,473,000
Accounts payable	(5,807,000)
Accrued liabilities	(8,729,000)
Deferred tax liability	(27,274,000)

Total	$156,274,000

(A) “Timothy’s Consolidated” represents the entire retail and wholesale business of Timothy’s Coffee of the World Inc. “Timothy’s Retail” represents the retail business. “Timothy’s Wholesale” represents the Timothy’s brand and wholesale business.

(B) On August 12, 2009, GMCR issued 5,750,000 shares of common stock at $67.25 per share. Net proceeds were approximately $369,793,000, net of underwriting discount and other offering expenses. GMCR used a portion of the proceeds to consummate the Timothy’s acquisition.

(C) The total purchase price associated with the acquisition was $156,274,000 of which $154,742,000 was cash consideration transferred. GMCR financed the Timothy’s acquisition using cash obtained from the August 12, 2009 equity offering noted in (B) above.

(D) This adjustment represents the elimination of trade accounts receivable for the sale of coffee to GMCR and accounts payable for the purchase of brewers from GMCR recorded on the Timothy’s balance sheet as of July 26, 2009. The elimination also represents trade accounts receivable for the sale of brewers to Timothy’s, accounts payable for the purchase of coffee from Timothy’s and royalties receivable in conjunction with the licensing agreement between Timothy’s and Keurig which were recorded on the GMCR balance sheet as of June 27, 2009.

(E) This adjustment represents the estimated fair value adjustment to Timothy’s acquired inventory in accordance with business combination accounting. GMCR performed the fair value assessment using inventory on the date of acquisition. Accordingly, this adjustment reflects inventory as of November 13, 2009. The unaudited pro forma consolidated statement of operations excludes any adjustment to cost of sales for the estimated fair value adjustment due to the non-recurring nature of the adjustment.

(F) This adjustment includes the elimination of gross profit recognized by each segment during the course of intercompany sales. Gross profit recognized by Timothy’s for the sale of coffee to the Keurig segment was $561,000 and $457,000 for the thirty-nine weeks ended June 27, 2009 and the fifty-two weeks ended September 27, 2008, respectively. Gross profit recognized by the Keurig segment for the sale of brewers to Timothy’s was $44,000 and $88,000 for the thirty-nine weeks ended June 27, 2009 and the fifty-two weeks ended September 27, 2008, respectively.

(G) In accordance with business combination accounting, Timothy’s fixed assets acquired have been adjusted by $(1,107,000) to its estimated fair value. GMCR performed the fair value assessment using fixed assets on the date of acquisition. Accordingly, this adjustment reflects the fair value of fixed assets on the date of acquisition. The preliminary fair value estimate includes adjustments to machinery and equipment, computer software, leasehold improvements and furniture and fixtures. In addition, the resulting adjustment to depreciation expense, which is allocated between cost of sales and general and administrative expenses on the unaudited proforma statement of operations, is approximately $(124,000) for the thirty-nine weeks ended June 27, 2009 and $(166,000) for the fifty-two weeks ended September 27, 2008.

(H) In determining the estimated fair value of intangibles acquired, GMCR engaged a third party valuation specialist to perform an independent valuation. The valuation is preliminary and subject to change based upon the propriety of inputs used and the evaluation of valuation models by GMCR. Based on the preliminary assessment, the acquired intangible assets categories, fair value and average amortization periods are as follows (in thousands):

	Amortization Period	Fair Value
Customer relationships	16 years	$83,400
Supply Agreement	10 years	$6,000
Trade name	11 years	$8,900
Goodwill	Indefinite	$71,314

Additional amortization expense resulting from the increase in fair value of acquired intangible assets is approximately $3,165,000 for the thirty-nine weeks ended June 27, 2009 and $5,700,000 for the fifty-two weeks ended September 27, 2008.

The adjustment to deferred income taxes is due to the fact that the acquired intangible assets have no tax basis, resulting in a deferred tax liability that will decrease as the intangibles are amortized for book purposes. The tax rate used for the deferred tax liability is from the scheduled Canadian tax rates expected to be in effect as the temporary difference reverses. In addition, the adjustment to the deferred tax liability was decreased by approximately $135,000 as it relates to the elimination of the deferred financing fees noted in (I) below.

(I) Under the terms of the acquisition, Timothy’s long-term debt which included shareholder notes payable and long-term debt was not assumed in the acquisition and was settled by Timothy’s on the closing date. In addition, deferred financing fees, included in other long-term assets, were eliminated from the unaudited pro forma consolidated balance sheet, the temporary loss on interest rate swaps was eliminated from accumulated other comprehensive loss and interest expense was eliminated from the unaudited pro forma consolidated statements of operations.

(J) Under the terms of the acquisition, this adjustment represents liabilities that were contractually assumed by GMCR for acquisition costs, including severance and bonus payments.

(K) This adjustment conforms Timothy’s presentation of coffee derivatives to GMCR’s accounting policy. GMCR determined these coffee derivatives to be consistent with accounting for normal purchase commitments.

(L) This adjustment reflects the elimination of Timothy’s equity that represents the book value of net assets acquired.

(M) This adjustment reflects the elimination of coffee sales and brewer sales between Timothy’s and GMCR, as well as the elimination of royalties earned by GMCR from Timothy’s under its license agreement with Keurig. Coffee sales were $14,483,000 and $8,049,000 for the thirty-nine weeks ended June 27, 2009 and the fifty-two weeks ended September 27, 2008, respectively. Brewer sales were $961,000 and $1,036,000 for the thirty-nine weeks ended June 27, 2009 and the fifty-two weeks ended September 27, 2008, respectively. Royalty revenue earned by GMCR was $10,174,000 and $6,953,000 for the thirty-nine weeks ended June 27, 2009 and the fifty-two weeks ended September 27, 2008, respectively.

(N) This adjustment reflects the elimination of cost of sales of coffee products and brewers, as well as the elimination of royalties incurred by Timothy’s under its license agreement with Keurig.

(O) The tax effect of the pro forma adjustments is calculated to reflect GMCR’s corporate statutory rate for the periods presented.

(P) The adjustment to EPS reflects the number of common shares based on the proceeds used from the August 12, 2009 equity offering to consummate the acquisition of Timothy’s. Total shares issued for the equity offering were 5,750,000 and cash proceeds from the equity offering, net of underwriting discounts and other offering expenses, was $369,793,000, which approximates $64.31 per share. Total cash consideration transferred for the acquisition of Timothy’s was $154,742,000, which approximates 2,406,000 shares of stock used from the equity offering to consummate the Timothy’s acquisition.